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                                                                   EXHIBIT 11(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                      As independent public accountants, we hereby consent to the incorporation in this Registration Statement of our report, dated February 9, 1996, on the financial statements and related notes of Heartland Wisconsin Tax Free Fund appearing in the Fund's December 31, 1995 Annual Report to Shareholders, and to all references to our Firm included in or made a part of Post-Effective Amendment No. 22 to Heartland Group, Inc.'s Registration Statement on Form N-1A.




                                                             ARTHUR ANDERSEN LLP





Milwaukee, Wisconsin
February 29, 1996